UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2024

STRATA SKIN SCIENCES, INC.
(Exact Name of Registrant Specified in Charter)

Delaware	000-51481	13-3986004
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5 Walnut Grove Drive, Suite 140, Horsham, Pennsylvania	19044
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:   215-619-3200

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SSKN	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

On October 29, 2024 the Company held its annual meeting of stockholders (the “Annual Meeting”).  The matters voted upon were:

(1) the election of five director nominees to the Company’s board of directors to serve until the next annual meeting of the Company’s stockholders or until their successors are elected and qualify, subject to their prior death, resignation or removal;

(2) to ratify the selection by the Audit Committee of the Board of Directors of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024; and

(3) to approve other business as may properly come before the meeting.

The results of the voting were as follows:

(1) Each of the director nominees to the Company’s board of directors was elected:

Nominees	Votes For	Votes Withheld	Broker Non-Vote
Dr. Uri Geiger	2,308,422	141,987	1,039,279
Dr. Irit Yaniv	2,158,458	21,972	1,039,279
Christina Allgeier	2,308,422	141,987	1,039,279
Shmuel Rubinstein	2,173,350	7,080	1,039,279
Dr. Dolev Rafaeli	2,308,422	141,724	1,039,279

(2) to ratify the selection by the Audit Committee of the Board of Directors of Marcum, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, was approved

Votes For	Votes Against	Abstain	Broker Non-Vote
3,166,313	53,201	195	0

(3) to approve other business as may properly come before the meeting

Votes For	Votes Against	Abstain	Broker Non-Vote
1,944,264	232,596	3,569	1,039,279

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATA SKIN SCIENCES, INC.

Date: October 30, 2024	By:	/s/ Dolev Rafaeli
Dr. Dolev Rafaeli
Chief Executive Officer